UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 22, 2009
Lions Gate Entertainment Corp.
(Exact name of registrant as specified in charter)
British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

(Commission File Number) 1-14880	(IRS Employer Identification No.) N/A
(Address of principal executive offices)
1055 West Hastings Street, Suite 2200
Vancouver, British Columbia V6E 2E9
and
2700 Colorado Avenue, Suite 200
Santa Monica, California 90404
Registrant’s telephone number, including area code: (877) 848-3866
No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
On October 22, 2009, Lions Gate Entertainment Corp. (the “Company”) entered into a registration rights agreement (the “Agreement”) with MHR Fund Management LLC and certain other entities (collectively, the “MHR Group”) affiliated with Dr. Mark H. Rachesky, a member of the Company’s board of directors. The Agreement provides for, among other things, the registration under the Securities Act of 1933, as amended, of certain Company common shares held by the MHR Group. The Company had previously entered into a letter agreement, dated July 9, 2009, with Dr. Rachesky which provided that, subject to certain terms and conditions, the Company would enter into a registration rights agreement with the MHR Group.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.68 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.68	Registration Rights Agreement, dated as of October 22, 2009, by and among Lions Gate Entertainment Corp. and the persons listed on the signature pages thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2009	LIONS GATE ENTERTAINMENT CORP.
/s/ James Keegan
James Keegan
Chief Financial Officer